EXHIBIT 10.51

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

     This amendment to the Employment Agreement is made and entered into the 28th day of January 2003, by and between New York Health Care, Inc., a New York corporation, with its principal place of business at 1850 McDonald Avenue, Brooklyn, New York 11223 (hereinafter "Employer" or the "Company"), and Jerry Braun, an individual whose residential address is at 929 East 28th Street, Brooklyn, NY 11210 (hereinafter "Employee").

                              W I T N E S S E T H :

     WHEREAS, the Employer and Employee are parties to an employment agreement between them dated November 10, 1999 (the "Employment Agreement");

     WHEREAS, the Employer and Employee have mutually agreed to amend the Employment Agreement to the extent provided for herein;

     NOW, THEREFORE, in consideration of the mutual covenants as set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged:

                      THE PARTIES HERETO AGREE AS FOLLOWS:

     1. Paragraph 1 of the Employment Agreement is hereby amended by adding the following sentence at the end of the paragraph:

     "In addition, it is agreed that the Employee shall be elected as a member of the Board of Directors of the Employer for the full term of the Employment Agreement."

     2. Paragraph 2 of the Employment Agreement is hereby amended to read as follows:

     "2. Term. The term of employment of the Employee pursuant to the Employment Agreement shall be extended for an additional period of five years, so that the term of the Employment Agreement shall be for ten (10) years ending at the close of business December 26, 2009."


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     3.     Paragraph 5 of the  Employment Agreement is hereby amended by adding the following subparagraph (B)(v):

          "(B)(v) The closing of the October 11, 2001 Stock for Stock Exchange Agreement, as amended, which occurred on January 2, 2003, is deemed to be a change of control of the Company."

     4. Paragraph 6 of the Employment Agreement is hereby amended by adding the following subparagraph (C):

          "(C) In the event of termination of the service of the Employee as a member of the Board of Directors of the Employer for any reason other than the death of the Employee, the Employer shall, effective on the date of termination, enter into a consulting agreement with the Employee, substantially in the form filed with the Securities and Exchange Commission as an Exhibit to the Employer's Form S-4 Registration Statement which was declared effective by the SEC on November 1, 2002, whereby the Employee will provide consulting services to the Employer on an as-needed basis for a period of not less than five years, and as compensation for those services will be granted an option to acquire 500,000 shares of the Employer's common stock during a term of not less than ten
(10) years at a price per share equal to the closing price of the Employer's common stock on the date of such termination, and the shares of common stock underlying the option shall be promptly registered on SEC Form S-8 or on any other SEC form appropriate for such registration so that such shares shall have been fully registered no later than ninety (90) days after termination of the Employment Agreement."

     5. Paragraph 10 of the Employment Agreement is hereby amended to change the address for copies of notices to William J. Davis, Esq., to "Scheichet & Davis, P.C., 800 Third Avenue, New York, New York 10022."


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     6.     The  Employment  Agreement is hereby amended by adding the following paragraph 18:

          "18. Modifications to Employment Agreement Authorized by Resolutions of the Compensation Committee and Board of Directors. The following modifications to the Employment Agreement have been implemented prior to the date of this amendment pursuant to resolutions approved by the New York Health Care, Inc. Compensation Committee and Board of Directors, as follows:

          (a) Effective January 1, 2002, the Employee will be entitled to forty eight (48) days of compensated absences each year during the term of the Employment Agreement.

          (b) In lieu of the $5,000 annual allowance for insurance premiums provided in paragraph 4(E) of the Employment Agreement, the Employee will be paid a $10,000 per annum expense allowance."

     7. All Other Provisions Remain Unchanged. Except as specifically provided for in this amendment to the Employment Agreement, all of the terms and provisions of the Employment Agreement shall remain in full force and effect without modification.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.


                                   NEW YORK HEALTH CARE, INC.


                            By:    /s/ Jacob Rosenberg
                                   -------------------------------
                                   Jacob Rosenberg, Vice President


                                   EMPLOYEE:


                                   /s/ Jerry Braun
                                   ------------------------
                                   Jerry Braun


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